[RANDY R. SIMPSON CPA, P.C. Letterhead]


                             April 12, 2004


Franklin Lake Resources Inc.
Attn:  Father Gregory Ofiesh, President
172 Starlite Street
South San Francisco, CA  94080

Dear Father Gregory:

     We consent to Franklin Lake Resources Inc. (formerly Naxos Resources Ltd.) including in its Annual Report on Form 10-KSB, for the Fiscal Year Ended October 31, 2003, our report, dated June 26, 2003, in its financial statements for the fiscal year ended October 31, 2002.

Sincerely,



/s/RANDY R. SIMPSON CPA, P.C.